Exhibit 99.5

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of September 25, 2009, is entered into by VITAMIN SHOPPE INDUSTRIES INC., a New York corporation, VS DIRECT INC., a Delaware corporation, and VS HOLDINGS, INC., a Delaware corporation (each a “Grantor”, and collectively, “Grantors”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”), for the Lenders. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement dated as of September 25, 2009, among Grantors and Administrative Agent (the “Credit Agreement”).

WHEREAS, pursuant to the Credit Agreement, Grantors are granting a security interest to Lenders in certain trademarks and patents whether now owned or existing or hereafter acquired or arising and wherever located, including the trademarks and patents listed on Schedule A (“Secured Intellectual Property”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantors and Administrative Agent hereby agree as follows:

1.	Grant of Security Interest.

1.1 Each Grantor hereby grants to Administrative Agent, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all the Secured Intellectual Property, subject to the terms and conditions of the Credit Agreement. Notwithstanding the foregoing, the Secured Intellectual Property shall exclude any rights to any patents or trademarks that would be cancelled or rendered invalid or unenforceable under applicable law by the grant of a security interest created pursuant to the terms of this Agreement or the Credit Agreement, for as long as such prohibition or reason for invalidity under applicable law exists, except for the products and proceeds thereof.

1.2 The security interest granted hereby is granted in conjunction with the security interest granted to Administrative Agent under the Credit Agreement. The rights and remedies of Lenders with respect to the security interest granted hereby are in addition to those set forth in the Credit Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

2.	Modification of Agreement.

This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Credit Agreement pursuant to which Administrative Agent may modify this Agreement, after obtaining Grantors’ approval of or signature to such modification, by amending Schedule A to include reference to any right, title or interest in any existing trademarks and patents or any trademarks and patents acquired or developed by Grantors after the execution hereof or to delete any reference to any right, title or interest in any trademarks and patents in which Grantors no longer have or claim any right, title or interest.

3.	Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.

4.	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of Administrative Agent and Grantors and their respective successors and assigns. Grantors shall not, without the prior written consent of Administrative Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder.

5.	Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Facsimiles shall be effective as originals.

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IN WITNESS WHEREOF, Grantors and Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Michael Archbold
Name:	Michael Archbold
Title:	EVP CFO

VS DIRECT INC.

By:	/s/ Michael Archbold
Name:	Michael Archbold
Title:	EVP CFO

VS HOLDINGS, INC.

By:	/s/ Michael Archbold
Name:	Michael Archbold
Title:	EVP CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/Kirk Stites
Name:	Kirk Stites
Title:	Senior Vice President

[Signature Page to Intellectual Property Security Agreement]

SCHEDULE A

INTELLECTUAL PROPERTY SECURITY AGREEMENT

[Notary to Intellectual Property Security Agreement – VS Holdings, Inc.]